Exhibit 1.1

SELLING AGENT AGREEMENT

by and among

Discover Financial Services

and

Incapital LLC (as Purchasing Agent)

and

the Agents named herein from time to time

September 8, 2015

September 8, 2015

To the Purchasing Agent and the Agents listed on the signature pages hereto and each person that shall have become an Agent from time to time as provided herein:

Discover Financial Services, a Delaware corporation (the “Company”), Incapital LLC (the “Purchasing Agent”), and the Agents (as defined below), are entering into this Selling Agent Agreement (this “Agreement”) as of the date written above.

I.

The Company proposes to issue and sell its Discover Financial Services InterNotes® due 9 months or more from date of issue (the “Notes”). The Notes may be Senior Notes or Subordinated Notes. The Senior Notes will be issued pursuant to the Senior Indenture, dated as of June 12, 2007 (as amended or supplemented from time to time, the “Senior Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Senior Trustee”). The Subordinated Notes will be issued pursuant to the Subordinated Indenture, dated as of September 8, 2015 (as amended or supplemented from time to time, the “Subordinated Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee”). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the “Trustees,” and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures.” The terms of the Notes are described in the prospectus, as supplemented, referred to below. As of the date hereof, the Company has authorized the issuance and sale of up to $1,000,000,000 aggregate principal amount of the Notes.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agents of the Company for the purpose of soliciting offers to purchase Notes and each of you hereby severally and not jointly agrees to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Purchasing Agent, and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VI hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), pursuant to a Master Selected Dealer Agreement, the form of which is attached hereto as Exhibit G, each of whom will purchase such Notes as principal.

The Company reserves the right to appoint additional agents (each an “Agent” and, together with the Purchasing Agent and the agents listed on the signature pages hereto, the “Agents”) for the purpose of soliciting offers to purchase Notes, which agency shall be on an ongoing basis or a one-time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit H.

II.

(a) An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) in respect of certain of the Company’s securities, including the Notes, has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. Such registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act, and the Indentures were filed or incorporated by reference as exhibits to the registration statement and the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(b) For the purposes of this Agreement the following terms shall have the following meanings:

(1) “Registration Statement” as of any time means the registration statement on Form S-3 (File No. 333-205280), as amended by any amendment thereto, registering the offer and sale of the Notes, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Notes (within the meaning of Rule 430B(f)(2) under the 1933 Act). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C under the 1933 Act shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be, under the 1933 Act. Any reference to “amend”, “amendment” or “supplement” shall be deemed to refer to and include any documents incorporated by reference therein.

(2) “Statutory Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company that is included in the Registration Statement, (ii) the prospectus supplement relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act prior to the offer and acceptance of the Notes of a particular tranche and (iii) any preliminary pricing supplement used in connection with the Notes of a particular tranche, as filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act, including, in each case, any document incorporated by reference therein. Any reference to “amend”, “amendment” or “supplement” shall be deemed to refer to and include any documents incorporated by reference therein.

(3) “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final pricing supplement relating to the Notes of a

2

particular tranche filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act that discloses the public offering price and other final terms of such Notes and otherwise satisfies Section 10(a) of the 1933 Act. Any reference to “amend”, “amendment” or “supplement” shall be deemed to refer to and include any documents incorporated by reference therein.

(4) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(5) “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Notes of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Notes.

(6) “Representation Date” means the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through the Agents as agents); the Applicable Time; the date of each delivery of Notes (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”); and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 thereof or exhibits furnished pursuant to Item 9.01 thereof).

III.

The Agents’ obligations hereunder are subject to the following conditions:

(a) On the date hereof, the Agents shall have received the following legal opinions, dated the date hereof and in form and substance satisfactory to the Agents:

(1) The opinion of the Deputy General Counsel of the Company (“Deputy General Counsel”) which shall be substantially in the form attached hereto as Exhibit A.

(2) The opinion of Sidley Austin LLP, counsel for the Company, which shall be substantially in the form attached hereto as Exhibit B.

(3) The opinion of Mayer Brown LLP, counsel for the Agents, in a form and substance satisfactory to the Agents.

(b) On the date hereof, the Agents shall have received a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of the Company satisfactory to the Agents, dated the date hereof, to the effect that the signer(s) of such certificate have carefully examined the Registration Statement, the Prospectus,

3

the Disclosure Package (as defined herein) and this Agreement and that to the best of their knowledge (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; and (iii) since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Disclosure Package and the Prospectus.

(c) On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP, dated the date hereof and in form and substance satisfactory to the Agents, confirming that or including:

(1) Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(2) In Deloitte & Touche LLP’s opinion, the consolidated financial statements and financial statement schedules of the Company and its subsidiaries audited by Deloitte & Touche LLP and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act (as defined herein) and the related rules and regulations thereunder adopted by the Commission.

(3) All other statements ordinarily contained in accountants’ “comfort letters” to underwriters in connection with registered public offerings, including conclusions and findings of Deloitte & Touche LLP with respect to the financial information included or incorporated by reference in the Registration Statement and the Prospectus.

(d) On the date hereof and on each Settlement Date with respect to any purchase of Notes by the Purchasing Agent, the Company shall have furnished to the Agents such further certificates and documents as the Agents may reasonably request.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, (iii) there shall not have occurred since the date of such Terms Agreement a downgrading in the rating assigned to any of the Company’s debt securities (including the Notes) by any “nationally recognized

4

statistical rating organization” (“NSRO”), as such term is defined in Section 3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), and no such NSRO shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the Company’s debt securities (including the Notes), with possible negative implications, and (iv) there shall not have occurred since the date of such Terms Agreement any material change, or any development involving an impending material change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable Terms Agreement), each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date, and/or the date of the Terms Agreement, if applicable.

IV.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a) The Company will notify the Agents promptly (i) when any amendment (including any post-effective amendment) to the Registration Statement shall have become effective, (ii) of the filing of any supplement to the Prospectus and any amended Prospectus (iii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or the Disclosure Package, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or, if known to the Company, of the initiation or threatening of any proceedings for any of such purposes. The Company’s obligation to notify the Agents pursuant to the foregoing clauses (i) and (ii) shall not apply with respect to any document filed by the Company with the Commission via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) or posted by the Commission on EDGAR.

(b) The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes) and will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Agents a reasonable opportunity to comment on any such proposed amendment or supplement;

5

provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and (ii) any Pricing Supplement (as defined below) that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes.

(c) The Company agrees to provide the Agents with such number of copies of the Registration Statement, including exhibits and all amendments thereto, any Issuer Free Writing Prospectus (including any amendments or supplements thereto) and the Prospectus (including any amendments or supplements thereto) as the Agents may reasonably require in connection with the sale of the Notes. The Company will furnish to the Agents as many copies of the Prospectus and the Statutory Prospectus (both as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.

(d) The Company will prepare, with respect to any Notes to be sold through or to one or more Agents pursuant to this Agreement (and any applicable Terms Agreement), a pricing supplement with respect to such Notes in substantially the form attached as Exhibit F (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used in connection with a public offering or sale (or such earlier time as may be required under the 1933 Act) and (ii) file any “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission pursuant to and in accordance with the requirements of Rule 433 under the 1933 Act.

(e) Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Disclosure Package and the Prospectus in order that the Disclosure Package and the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Disclosure Package and the Prospectus are delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Disclosure Package and Prospectus comply with such requirements.

(f) The Company will make generally available to its security holders as soon as practicable, a consolidated earnings statement (in form complying with the provisions of Section 11(a) of and Rule 158 under the 1933 Act) that complies with Section 11(a) of the 1933 Act (including Rule 158 under the 1933 Act).

6

(g) The Company shall use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r) under the 1933 Act.

(i) The Company has filed or will file each Statutory Prospectus and Prospectus pursuant to and in accordance with Rule 424(b) within the prescribed time period.

(j) If the third anniversary of the initial effective date of the Registration Statement would occur during an offering of Notes before all of the Notes then being offered have been sold by an Agent, then prior to such third anniversary, the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption. References in this Agreement to the “Registration Statement” shall include any such new registration statement after it has become effective.

(k) The Company shall not be required to comply with the provisions of subsection (e) of this Section or the provisions of Sections VIII(b), (c), and (d) during any period from the time the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company.

(l) The Company will use the Net Proceeds in the manner specified in each Prospectus and each Disclosure Package under the heading “Use of Proceeds.”

(m) Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and the Company, between the date of such Terms Agreement and the delivery of Notes to the Purchasing Agent as principal with respect to such Terms Agreement, the Company will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities of the Company in the United States intended primarily for sale to retail investors (other than the Notes to which such Terms Agreement relates) which have substantially similar maturities and other terms as such Notes and which are payable as to principal and interest in the currency in which such Notes are payable.

(n) The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any NSRO to any debt securities of the Company (including the Notes), or the public announcement by any NSRO that it has under surveillance or review of, or has changed its outlook with respect to, its rating of any such debt securities (including the Notes), with possible negative implications.

7

V.

(a) The Agents, severally and not jointly, propose to use their respective reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the securities laws or regulations of any applicable jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit C hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit C hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit D (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

(c) The Company, the Purchasing Agent and each Agent, severally and not jointly, acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

8

VI.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit E (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint sub-agents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit E hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VII.

(a) The Company represents and warrants to the Agents as of the date hereof and as of each Representation Date as follows:

(1) (i) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Notes has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement complied and will comply in all

9

material respects with the 1933 Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the date hereof, as of each Applicable Time, as of each Settlement Date and as of each other Representation Date, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of either of the Trustees under the Trust Indenture Act or (ii) any information or statements contained therein or omitted therefrom in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of an Agent consists of the information described as such in Section IX(e) hereof.

(ii) The documents incorporated by reference in the Prospectus and the Disclosure Package, when they (or any amendments thereto) were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and none of such documents contained, when read together with the other information in the Registration Statement, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission will conform in all material respects to the requirements of the 1934 Act and will not contain, when read together with the other information in the Registration Statement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) As of each Applicable Time, the Statutory Prospectus, any Issuer Free Writing Prospectuses used at or prior to the Applicable Time and the final term sheet relating to the Notes of a particular tranche constituting an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (as defined below), when considered together (collectively, the “Disclosure Package”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Agent expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of an Agent consists of the information described as such in Section IX(e) hereof.

(iv) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche (which completion the lead Agent(s) shall promptly communicate to the

10

Company) or until any earlier date that the Company notified or notifies the applicable Agent(s) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) under the 1933 Act) with the information then contained in the Registration Statement and the Prospectus. If, prior to the completion of the public offer and sale of the Notes of the particular tranche (which completion the lead Agent(s) shall promptly communicate to the Company), at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agent(s) and, subject to Section IV(b), (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the 1934 Act that corrects such untrue statement or omission and promptly notify the applicable Agent(s) that such Issuer Free Writing Prospectus shall no longer be used.

(2) At the time of filing of the Registration Statement, the Company was not, and at the times specified in the 1933 Act in connection with the offering of the Notes, the Company is not, an ineligible issuer and was or is (as applicable) a well-known seasoned issuer. The Company will pay the registration fees for any offering pursuant to this Agreement within the time period required by Rule 456(b)(1)(i) under the 1933 Act (without giving effect to the proviso therein) and in any event prior to any applicable Settlement Date.

(3) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries and delivered their reports with respect thereto, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(4) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as described in the notes to such financial statements, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly present in all material respects, the information included therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Prospectus and the Disclosure Package.

11

(5) The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(6) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure; the Company’s principal executive officer and principal financial officer carried out evaluations of the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act as of December 31, 2014 and concluded that such disclosure controls and procedures were effective as of such date.

(7) Subsequent to the respective dates as of which information is given in the Prospectus or Disclosure Package: (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Prospectus and the Disclosure Package), or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the

12

Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii) as otherwise disclosed in, or contemplated by, the Registration Statement, the Prospectus and the Disclosure Package.

(8) Each of the Company and Discover Bank have been duly organized and are validly existing and in good standing under the laws of the State of Delaware, are duly qualified as a foreign corporation to do business and are in good standing in each other jurisdiction in which the ownership or leasing of their respective property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or on the performance by the Company of its obligations under the Notes or this Agreement. Discover Bank is the only subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the Commission.

(9) The Company has full right, power and authority to execute and deliver this Agreement, the Notes and the applicable Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(10) The applicable Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and the applicable Indenture constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(11) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the applicable Indenture (assuming due authentication of the Notes by the applicable Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the applicable Indenture.

(12) This Agreement has been duly authorized, executed and delivered by the Company.

13

(13) The Calculation Agreement dated as of September 8, 2015 between the Company and U.S. Bank National Association as calculation agent (the “Calculation Agreement”) has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable against the Company in accordance with their its, subject to the Enforceability Exceptions.

(14) The applicable Indenture conforms and the Notes will conform, in all material respects, to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(15) (i) Neither the Company nor Discover Bank is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iii) neither the Company nor any of its subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation to which it is subject; and (iv) neither the Company nor any of its subsidiaries is in violation of any decree, judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the performance by the Company of its obligations under the Notes or this Agreement.

Except as described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Bank Regulatory Authority, as defined below, (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Bank Regulatory Authority, that it is considering issuing in writing, initiating, ordering or requesting any such Regulatory Agreement, other than in each case Regulatory Agreements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(16) The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the applicable Indenture, any Terms Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus and the Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is

14

subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or Discover Bank or (iii) result in the violation of any law or statute or any decree, judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the performance by the Company of its obligations under the Notes or this Agreement.

(17) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority having jurisdiction over the Company or Discover Bank is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Notes under the 1933 Act, the qualification of the applicable Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may have been obtained or made prior to any applicable Settlement Date or as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Agents.

(18) Except in all cases as described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as currently conducted; and, to the knowledge of the Company, the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except for notices the content of which, if accurate, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(19) Except in all cases as described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries possess all permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental and regulatory agencies or bodies reasonably necessary to conduct their businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to obtain or possess any Permit or have made such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits and all applicable laws and regulations (including, without limitation, all applicable banking laws and regulations), and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; the Company and its

15

subsidiaries have timely filed all reports, registrations, documents, filings statements and submissions, together with any amendments thereto, except as would not, individually or in the aggregate, have a Material Adverse Effect, required to be filed with any Bank Regulatory Authority, as defined below; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or material modification of any such Permits, except such revocations or modifications which would not, individually or in the aggregate, have a Material Adverse Effect.

(20) Except as described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance by the Company of its obligations under the Notes or this Agreement; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus and the Disclosure Package that are not so filed as exhibits to the Registration Statement or described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package.

(21) Except as described in, or incorporated by reference in, the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith, for which appropriate reserves have been established or which, if not paid, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and filed all material tax returns required to be paid or filed through the date hereof; and there is no tax deficiency in excess of the Company’s reserves for uncertain tax positions that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(22) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes.

(23) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(24) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any direct or indirect unlawful payment to any foreign government official or employee from corporate funds; (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or to the extent

16

applicable, the U.K. Bribery Act 2010, each as amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder (and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith); or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment that would result in a material violation of any applicable law or regulation. No part of the proceeds of any offering pursuant to this Agreement will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or to the extent applicable, the U.K. Bribery Act 2010, each as amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder.

(25) Except as set forth in or contemplated by the Registration Statement, the Prospectus or the Disclosure Package, or except as would not, individually or in the aggregate, be reasonably expected to be material to the general affairs, management, financial condition, results of operations, stockholders’ equity, business, properties or prospects of the Company and its subsidiaries or the performance by the Company of its obligations under the Notes, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and (ii) no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(26) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other applicable sanctions authority, including, without limitation, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of any offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such financing, is subject to any Sanctions, or would result in a violation of any Sanctions by, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(27) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Disclosure Package, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

17

(28) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. Discover Bank holds the requisite authority from all applicable bank regulatory authorities to conduct business as a bank. Each of the Company and Discover Bank are well-capitalized as set forth under all applicable laws and regulations.

(29) Except as set forth in or contemplated by the Registration Statement, the Prospectus or the Disclosure Package, (i) the Company and each of its subsidiaries are in compliance with all laws administered by the Federal Reserve Board, the FDIC, the Delaware Office of the State Bank Commissioner and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the FDIC and the Delaware Office of the State Bank Commissioner, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect; and (ii) the deposit accounts of Discover Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

(b) All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

VIII.

(a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to each such time).

(b) Except as otherwise provided in subsection (k) of Section IV, each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

18

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q;

(3) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package; or

(4) if reasonably requested by the Agents after the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate of the Company, signed by a duly authorized officer of the Company dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to, as applicable, the Registration Statement, the applicable Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(b), modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Except as otherwise provided in subsection (k) of Section IV, each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q; or

(3) if reasonably requested by the Agents after (i) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package; or (ii) the Registration Statement, any Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents and counsel to the Agents the written opinions of Sidley Austin LLP, counsel to the Company, and the Deputy General Counsel (or such other attorney, reasonably acceptable to the Agents, who exercises general supervision or review in connection with securities law matters for the Company), dated

19

the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections III(a)(1) and (2) hereof, but modified, as necessary, to relate to, as applicable, the Registration Statement, the applicable Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses (as defined below)) and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the applicable Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses) and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Except as otherwise provided in subsection (k) of Section IV, each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q; or

(3) if reasonably requested by the Agents after (i) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package; or (ii) the Registration Statement, the Prospectus or the Disclosure Package has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference therein under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause Deloitte & Touche LLP to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section III(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement, the Prospectus or the Disclosure Package is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

(e) The Company represents and agrees that, unless it obtains the prior written consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior written consent of the Company and the Purchasing Agent, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission or retained by the Company under Rule 433 under the 1933 Act, provided that the prior consent of the Purchasing Agent and the Company shall be

20

deemed to have been given in respect of each Issuer Free Writing Prospectus that contains the final terms of a series of Notes included in the applicable final term sheet, if any, filed with the Commission by the Company. Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the Purchasing Agent, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, where required, legending and record keeping.

(f) The Company hereby acknowledges that (1) the solicitation of purchases of the Notes and any purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit G hereinafter) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or in any respect, or owe an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

IX.

(a) The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in Section IX(e) below.

21

(b) Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section IX except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section IX. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section IX that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Agent, its affiliates, directors and officers and any control persons of such Agent shall be designated in writing by such Agent and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its

22

written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided that an Indemnifying Person shall not be liable for any such settlement effected without its consent if such Indemnifying Person, prior to the date of such settlement, (1) reimburses such Indemnified Person in accordance with such request for the amount of such fees and expenses of counsel as the Indemnifying Person believes in good faith to be reasonable and (2) provides written notice to the Indemnified Person that the Indemnifying Person disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or

23

omission. The Company and the Agents agree that it would not be just and equitable if such contribution were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section IX, in no event shall an Agent by required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Agent with respect to the offering of the Notes from which such losses, liabilities, claims, damages and expenses arise exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to such offering of Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Company acknowledges, understands and agrees (i) the second and third sentences of the fifth paragraph of text under the heading “Plan of Distribution”, and (ii) the first, second, third, fourth, fifth, sixth and ninth sentences of the sixth paragraph of text under the heading “Plan of Distribution”, each as reflected in the prospectus supplement related to the Notes dated September 8, 2015, constitute the only information furnished in writing by any Agent for inclusion in the documents referred to in the foregoing indemnity.

(f) The remedies provided for in this Section IX are not exhaustive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

X.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit G. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing

24

Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if, after the date of such agreement, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Prospectus and the Disclosure Package.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section IV(c) and (e), the second paragraph of Section V(a), Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section IV, Section V(b) and Section VI shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

2500 Lake Cook Road,

Riverwoods Illinois 60015

fax: 224-405-4584

c/o Kelly McNamara Corley

25

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XIII.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

XIV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) all expenses incurred in preparing, printing and distributing each Issuer Free Writing Prospectus, the Prospectus and the Disclosure Package to investors or prospective investors, (iv) the fees and disbursements of the Company’s auditors, of the Trustees and their counsel and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, each Issuer Free Writing Prospectus and the Prospectus; (vi) the reasonable fees and disbursements of Mayer Brown LLP, counsel for the Agents, incurred in connection with the establishment of the program; (vii) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (viii) the fees and expenses, if any, including the reasonable fees and disbursements of Mayer Brown LLP incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; (ix) the cost of providing CUSIP or other identification numbers for the Notes; (x) all reasonable expenses (including fees and disbursements of Mayer Brown LLP) in connection with “Blue Sky” qualifications of up to $5,000; and (xi) any fees charged by rating agencies for the rating of the Notes.

XV.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Agent referred to in Section IX hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Agent shall be deemed to be a successor merely by reason of such purchase.

26

XVI.

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the 1933 Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

XVII.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

27

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

Discover Financial Services

By:	/s/ Timothy Schmidt
	Name:	Timothy Schmidt
	Title:	Assistant Treasurer

(Signature page to the Selling Agent Agreement)

Confirmed and accepted as of the date first above written:

INCAPITAL LLC

By:	/s/ Brian Walker
	Name:	Brian Walker
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
	Name:	Chandru M. Harjani
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Randolph P. Randolph
	Name:	Randolph P. Randolph
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

(Signature page to the Selling Agent Agreement)

Confirmed and accepted
as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Rob Foerster
	Name:	Rob Foerster
	Title:	Managing Director

WELLS FARGO ADVISORS, LLC

By:	/s/ Kristin Maher
	Name:	Kristin Maher
	Title:	Senior Vice President

(Signature page to the Selling Agent Agreement)

ANNEX A

Agent Contact Information

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Fax: (312) 379-3701

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Fax: (646) 291-5209

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY 1-050-12-01

New York, New York 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Fax: (212) 901-7881

Morgan Stanley & Co. LLC

1585 Broadway, 2nd Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: (212) 507-8999

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Attention: Adam Molino/Paul Rich

Telephone: (212) 618-3240

Fax: (212) 658-6137

Wells Fargo Advisors, LLC

One North Jefferson 7th Floor

St. Louis, MO 63103

Attention: Julie Pemiciaro - Fixed Income Desk

Fax: (314) 955-5719

EXHIBIT A

Form of Opinion of Deputy General Counsel

A-1

EXHIBIT B

Form of Opinion of Sidley Austin LLP

B-1

EXHIBIT C

Dealer Agent Program

Unless otherwise agreed between the Company and the Purchasing Agent for a particular offering of Notes, the following Concessions are payable as a percentage of the non-discounted Price to Public of each note sold to or through the Purchasing Agent:

9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
More than 360 months	3.150%

C-1

EXHIBIT D

Administrative Procedures

EXHIBIT D

DISCOVER FINANCIAL SERVICES INTERNOTES®

DUE FROM 9 MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

DISCOVER FINANCIAL SERVICES INTERNOTES®, due from 9 months or more from date of issue are to be offered on a continuing basis by Discover Financial Services. The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Incapital LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit E (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit G. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes may be Senior Notes or Subordinated Notes and have been registered with the Securities and Exchange Commission (the “SEC”). The Senior Notes will be issued pursuant to the Senior Indenture, dated as of June 12, 2007 (as amended or supplemented from time to time, the “Senior Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Senior Trustee”). The Subordinated Notes will be issued pursuant to the Subordinated Indenture, dated as of September 8, 2015 (as amended or supplemented from time to time, the “Subordinated Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee”). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the “Trustees,” and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures.” Pursuant to the terms of the Indentures, U.S. Bank National Association also will serve as authenticating agent, issuing agent and paying agent.

The Notes will bear interest at a fixed rate (which may be zero if the note is issued at a discount from the principal amount due at maturity) (the “Fixed-Rate Notes”) or at a floating rate (the “Floating-Rate Notes”). Each tranche of Notes will be issued in book-entry only form (“Notes”) and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated September 8, 2015 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated January 31, 1991 and its obligations as a participant in DTC. The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance	The Notes of each tranche will be represented by a Global Note. The Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the relevant Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount or any other limit set by DTC (the “Permitted Amount”), one replacement Global Note will be authenticated and issued to represent each Permitted Amount of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of the Permitted Amount. If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount of principal or face amount of such Note or Notes and an additional Global Note will be Issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

GENERAL. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Original Issue Date at the rate or in accordance with the interest rate formula set forth thereon and in the applicable Pricing Disclosure Material and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or in connection with the exercise of the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity. Any payment of principal, and premium, if any, or interest required to be made on a Fixed-Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of any such delayed payment. If any Interest Payment Date for a Floating-Rate Note (other than an Interest Payment Date that falls on the date of Maturity) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day, except that in the case of a Floating-Rate Note that is a LIBOR Note, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day. If the date of Maturity of a Floating-Rate Note falls on a day that is not a Business Day, the required payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest will accrue as a result of such delay in payment. In the case of a Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed-Rate Notes will be as follows: (a) for monthly interest payments, the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Fixed-Rate Note is issued; (b) for quarterly interest payments, the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Fixed-Rate Note is issued; (c) for semi-annual interest payments, the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Fixed-Rate Note is issued; and (d) for annual interest payments, the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Fixed-Rate Note is issued.

Unless otherwise agreed upon, interest will be payable, in the case of Floating-Rate Notes with a daily, weekly or monthly Interest Reset Date, on a date that occurs in each month, as specified in the applicable Pricing Supplement; in the case of Notes with a quarterly Interest Reset Date, on a date that occurs in each third month, as specified in the applicable Pricing Supplement; in the case of Notes with a semi-annual Interest Reset Date, on a date that occurs in each of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Notes with an annual Interest Reset Date, on a date that occurs in one month of each year, as specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date occurred (whether or not a Business Day), except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating–Rate Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Calculation of Interest:	Fixed-Rate Notes: Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2014 to April 1, 2015 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2014 to April 1, 2015 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Floating-Rate Notes:	The interest rate on each Floating–Rate Note will be calculated by reference to the specified interest rate basis or formula, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Pricing Disclosure Material or Pricing Supplement. The “Spread” is the number of basis points specified by the Company on the Floating–Rate Note to be added to or subtracted from the base rate. The “Spread Multiplier” is the percentage specified by the Company on the Floating–Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

Accrued interest on Floating–Rate Notes is calculated by multiplying the principal amount of a Floating–Rate Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

(a) for Floating–Rate Notes based on the federal funds rate, LIBOR, the prime rate, or any other floating rate other than the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

(b) for Floating–Rate Notes based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on Floating–Rate Notes will be rounded to the nearest cent with one–half cent being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation with respect to a Floating–Rate Note will be rounded, if necessary, to the nearest one hundred–thousandth of a percent, with five one–millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any weekday that is (1) not a day on which banking institutions in New York, New

York are authorized or required by law or regulation to be closed and (2) with respect to a Floating-Rate Note based on LIBOR, a London Banking Day. A “London Banking Day” means any day in which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of Principal and Interest:	PAYMENTS OF PRINCIPAL AND INTEREST. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date), if then known, and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for a Floating-Rate Note (other than an Interest Payment Date that falls on the date of Maturity) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day, except that in the case of a Floating-Rate Note that is a LIBOR Note, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day.

PAYMENTS ON THE MATURITY DATE. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest, if then known, to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the date of Maturity of a Floating-Rate Note falls on a day that is not a Business Day, the required payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest will accrue as a result of such delay in payment. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and dispose of such Global Note in accordance with the Indenture and so advise the Company.

MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as practicable thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers. Offering of Notes: In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by The Purchasing Agent:	The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part.

Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit F) reflecting the terms of such Note and will have filed such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

IF TO INCAPITAL LLC, TO:
200 South Wacker Drive, Suite 3700
Chicago, Illinois 60606
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

IF TO CITIGROUP GLOBAL MARKETS INC., TO:
388 Greenwich Street
New York, New York 10013
Telephone: (212) 816-1135
Telecopier: (646) 291-5209

IF TO MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, TO:
50 Rockefeller Plaza
NY 1-050-12-01
New York, New York 10020
Attention: High Grade Debt Capital Markets Transaction Management/Legal
Telecopier: (212) 901-7881

IF TO Morgan Stanley & Co. LLC, TO:
1585 Broadway, 2nd Floor
New York, New York 10036
Attention: Investment Banking Division
Telecopier: (212) 507-8999

IF TO RBC Capital Markets, LLC, TO:
200 Vesey Street
New York, NY 10281-8098
Attention: Adam Molino/Paul Rich
Telephone: (212) 618-3240
Telecopier: (212) 658-6137

IF TO Wells Fargo Advisors, LLC, TO:
One North Jefferson 7th Floor
St. Louis, MO 63103
Attention: Julie Pemiciaro - Fixed Income Desk
Telecopier: (314) 955-5719

AND IF TO EITHER TRUSTEE, TO:
U.S. Bank National Association 100 Wall Street – Suite 1600
New York, New York 10005
Attention: Corporate Trust Services
Telephone: 212-951-8508
Email: mmi.processing@usbank.com
Email: wendy.kumar@usbank.com

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company. In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the

Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

A.	After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

	1.	Principal amount of the purchase;

	2.	Whether the Note is a Fixed–Rate Note or a Floating–Rate Note.

		(a)	Fixed–Rate Notes:

			(i)	Interest Rate,

			(ii)	Interest Payment Dates, and

			(iii)	Regular Record Dates.

		(b)	Floating–Rate Notes:

			(i)	Base Rate or Rates,

			(ii)	Initial Interest Rate,

			(iii)	Spread and/or Spread Multiplier, if any,

			(iv)	Interest Reset Date or Dates,

			(v)	Interest Reset Period,

			(vi)	Interest Payment Dates,

			(vii)	Regular Record Dates,

			(viii)	Index Maturity

			(ix)	Maximum and Minimum Interest Rates, if any, and

			(x)	Calculation Agent.

(c)	Floating-Rate Notes for which the amount of principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices or other indices or formulae:

	(i)	Base Rate(s),

	(ii)	Initial Reset Dates,

	(iii)	Spread and/or Spread Multiplier, if any,

	(iv)	Underlying index, credit or formula,

	(v)	Interest (or Other Amounts Payable) Reset Dates(s),

	(vi)	Interest (or Other Amounts Payable) Reset Period,

	(vii)	Interest (or Other Amounts Payable) Payment Dates(s),

	(viii)	Regular Record Dates, if any,

	(ix)	Maximum and Minimum Interest Rates, if any,

	(x)	Calculation Agent, and

	(xi)	Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

3.	Interest Payment Frequency;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

	7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

	8.	Net proceeds to the Company;

	9.	Trade Date;

	10.	If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and (iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

	11.	Whether the Note has a Survivor’s Option;

	12.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

	13.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone, or by telecopier or other form of electronic transmission (confirmed in writing at anytime on the same date) of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.

The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee, as calculation agent and paying agent).

	4.	The CUSIP number of the Global Note representing such Notes.

	5.	The frequency of interest.

	6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.	The Trustee will enter deliver orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter deliver orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with operating procedures in effect on the Settlement Date.

J.	The Trustee will credit to an account of the Company maintained at U.S. Bank National Association funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.

Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

PROCEDURE TIME

A 4:00 p.m. on the Trade Day.

B 5:00 p.m. on the Trade Day.

C 2:00 p.m. on the Business Day before the Settlement Date.

D 10:00 a.m. on the Settlement Date.

E 12:00 p.m. on the Settlement Date.

F 12:30 a.m. on the Settlement Date.

G-H 2:00 p.m. on the Settlement Date.

I 4:45 p.m. on the Settlement Date.

J-K 5:00 p.m. on the Settlement Date.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “K”). Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter deliver orders with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively.

Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT E

TERMS AGREEMENT

Part I: Form of Terms Agreement for Fixed-Rate Notes

Discover Financial Services Terms Agreement

XXXX XXXX XXXX®

            , 20

Discover Financial Services

c/o Discover Financial Services

[●]

[●]

The undersigned agrees to purchase the following aggregate principal amount of XXXX XXXX XXXX®:

$

The terms of the XXXX XXXX XXXX® shall be as follows:

CUSIP Number:

Notes:

Interest Rate:

Maturity Date:

Price to Public:

Agent’s Concession:

Net Proceeds to Issuer:

Interest Payment Dates:

Settlement Date, Time and Place:

Posting Date:

Trade Date:

Survivor’s Option:

Moody’s Rating:

S & P Rating:

Redemption Info:

Use of Free Writing Prospectus: Y/N

Applicable Time:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

DISCOVER FINANCIAL SERVICES

By:
Title:

Part II: Form of Terms Agreement for Floating-Rate Notes or Indexed Notes

Discover Financial Services Terms Agreement

XXXX XXXX XXXX®

            , 20

Discover Financial Services

c/o Discover Financial Services

[●]

[●]

The undersigned agrees to purchase the following aggregate principal amount of XXXX XXXX XXXX®:

$

The terms of the XXXX XXXX XXXX® shall be as follows:

CUSIP Number:

Notes:

Price to Public:

Agent’s Concession:

Net Proceeds to Issuer:

Posting Date:

Trade Date:

Settlement Date, Time and Place:

Maturity Date:

Coupon Type:

Applicable Time:

Interest Rate Basis:

Initial Interest Rate:

Index Maturity:

Spread to Interest Rate Basis:

Interest Payment Dates:

Interest Reset Dates:

Minimum Interest Amount:

Day Count Basis:

Survivor’s Option:

Moody’s Rating:

S & P Rating:

Redemption Info:

Calculation Agent:

Use of Free Writing Prospectus: Y/N

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

DISCOVER FINANCIAL SERVICES

By:
Title:

EXHIBIT F

Part I: Form of Pricing Supplement for Fixed-Rate Notes

Pricing Supplement Dated:	Filed under Rule 424(b)(3)
(To Prospectus Dated June 26, 2015, and	File No. 333-

Prospectus Supplement Dated September 8, 2015)

Pricing Supplement No.

Discover Financial Services

c/o Discover Financial Services

[●]

[●]

XXXXXXXX XXXX

XXXX XXXX XXXX®

Trade Date:
Issue Date:

Joint Lead Managers and Lead Agents:

Agents:

CUSIP NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON RATE	COUPON FREQUENCY

MATURITY DATE	FIRST COUPON DATE	FIRST COUPON AMOUNT	SURVIVOR’S OPTION	PRODUCT RANKING	REDEMPTION INFO

Other Terms:

F-1

Part II: Form of Pricing Supplement for Floating-Rate Notes

Pricing Supplement Dated:	Filed under Rule 424(b)(3)
(To Prospectus Dated June 26, 2015, and	File No. 333-

Prospectus Supplement Dated September 8, 2015)

Pricing Supplement No.

Discover Financial Services

c/o Discover Financial Services

[●]

[●]

XXXXXXXX XXXX

XXXX XXXX XXXX®

Trade Date:
Issue Date:

Settlement Date:

Joint Lead Managers and Lead Agents:

Agents:

CUSIP NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON TYPE	INTEREST RATE BASIS

INDEX MATURITY	SPREAD TO INTEREST RATE BASIS	MATURITY DATE	MAXIMUM INTEREST AMOUNT	INITIAL INTEREST RATE	FIRST COUPON DATE

INTEREST PAYMENT DATES	DAY COUNT BASIS

Other Terms:

F-2

EXHIBIT G

Master Selected Dealer Agreement

[DATE]

Dear [Customer Name]:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A under the Securities Act (as defined below) or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of [RBC Dain Correspondent Services] clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA that represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4. Representations, Warranties and Agreements.

(a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the

Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and

the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i) Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j) New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
By:
Title:

CONFIRMED:                , 20

[CUSTOMER NAME]

By:

Name:
(Print name)

Title:

EXHIBIT H

Form of Agent Joinder Letter

[Date]

[Name and Address of Agent]

Re: [XXXX XXXX XXXX (the “Notes”) / Issuance of [$]            XXXX XXXX XXXXby XXXXXXXX Due                 , Sold on                     , for Settlement on                     (the “Notes”)]

Dear                     :

The Selling Agent Agreement, dated as of September 8, 2015 (the “Agreement”), among Discover Financial Services (the “Company”), Incapital LLC and the Agents named therein, provides for the issue and sale by the Company of the Notes.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, the Company hereby appoints you as Agent (as such term is defined in the Agreement) [on an ongoing basis in connection with the purchase of the Notes][in connection with the purchase of the Notes, but only for this one transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Notes or other termination of this transaction]. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent [on an ongoing basis in connection with the purchase of the Notes][in connection with the issue and sale of the Notes] under the terms and conditions of the Agreement.

Very truly yours,

Discover Financial Services

By:
Name:
Title:

H-1

AGREED AND ACCEPTED

[Name of Agent]

By:
Name:
Title:

H-2